FORM OF OFFICER'S CERTIFICATE
PURSUANT TO SECTION 302

The undersigned Chief Financial Officer and principle Accounting Officer of Centro Services, Inc., hereby certifies that:

     1. I have reviewed this quarterly report on Form 10-QSB;

     2. based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

     3. based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this quarterly report;

     4. The Company's other certifying officers and I are responsible for establishing and maintaining "disclosure controls and procedures" (as defined in Exchange Act rules 13a -14) for the Company and have:

          a. designed such disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

          b. evaluated the effectiveness of the Company's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report(the "Evaluation Date"); and

          c. presented in this quarterly report their conclusions about the effectiveness of the disclosure controls and procedures based on the required evaluation as of that date;

     5. The Company's other certifying officers and I have disclosed based on our most recent evaluation, to the Company's auditors and to the audit committee of the board of directors (or persons fulfilling the equivalent function):

          a. all significant deficiencies in the design or operation of internal controls which could adversely affect the issuer's ability to record, process, summarize and report financial data and have identified for the issuer's auditors any material weaknesses in internal controls; and

          b. any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer's internal controls; and

     6. The Company's other certifying officers and I have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses 1. he has reviewed this quarterly report on Form 10-QSB;

Dated: May 15th, 2004	/s/ Gerry Racicot
Gerry Racicot, Treasurer
Chief Financial Officer and principle Accounting Officer